Exhibit 10.55

EQUIPMENT FINANCE AGREEMENT NO. 104829

Throughout this Equipment Finance Agreement (Agreement") the words "we," "our," and "us" refer to the Secured Party, Summit Funding Group, Inc. The words "you" and "your" refer to the Customer indicated above.

1.              FINANCE AGREEMENT: Subject to the terms of this Agreement, rather than pay the Supplier set forth above, you have requested that we finance the purchase price of personal property described under "EQUIPMENT DESCRIPTION" (such personal property and any upgrades, replacements, repairs, and additions collectively referred to herein as "Equipment"), which you agree that you will use for business purposes only. You hereby grant to us a first priority, purchase money security interest in the Equipment and its proceeds to secure your obligations hereunder and under all other agreements with us, and you agree to all of the terms and conditions contained in this Agreement, which together are a complete statement of our agreement regarding the Equipment. This Agreement may be modified only by written agreement signed by the parties. We may adjust your payment upward or downward by no more than 15% if the invoiced costs are different than the amount we used to calculate the estimated payment shown above. You hereby agree and promise to pay, without notice or demand, each and all of the payments shown above when due. Your obligation to pay the payments and all other obligations herein are absolute and unconditional and are not subject to any abatement, set-off, defense, or counterclaim for any reason whatsoever. This Agreement becomes valid upon execution by us. The Commencement Date shall be the date indicated as the Date of Equipment Delivery and Installation in the Delivery and Acceptance Certificate ("Commencement Date") and the Base Rent Commencement Date shall be the first day of the month following the Commencement Date (or, if the Commencement Date is the first day of a month, that date) ("Base Rent Commencement Date"). If the Commencement Date is before the Base Rent Commencement Date, you agree to pay us interim rent in an amount equal to 1/30th of the monthly (or 1/90th if quarterly) payment set forth above for each day from the Commencement Date to the Base Rent Commencement Date. This interim rent payment will be included with the first invoice sent by us to you. The first payment will be due on the Base Rent Commencement Date and all remaining payments will be due on the first day of each subsequent month (or such other time period specified above. If any provision of this Agreement is declared unenforceable, the other provisions shall remain in full force and effect.

2.              PAYMENTS: Payments will be paid as set forth above in the Term and Payment Schedule (as and when provided therein) for the full term of the Agreement. We will have the right to apply all sums received from you to any amounts due and owed to us under the terms of this Agreement. In the event this Agreement is not fully repaid, any security deposit will be retained by us to compensate us for our documentation, processing, and other expenses. If for any reason your check is returned for nonpayment, a $35.00 charge will be assessed for each check returned to us for insufficient funds. If any monthly payment or other amount payable to us is not paid when due, you agree to pay us a late charge of the greater of 10% of the amount which is late, or $10.00, or if less, the maximum amount allowable under applicable law.

3.              NON-CANCELLABLE: This Agreement may not be cancelled for any reason whatsoever. Prepayment is only allowed provided all outstanding billed and future unbilled payments over the balance of the term of this Agreement are received and any outstanding charges are paid.

4.               WARRANTY DISCLAIMER: WE MAKE NO WARRANTY, EXPRESS OR IMPLIED, OR THAT THE EQUIPMENT IS FIT FOR A PARTICULAR PURPOSE OR THAT THE EQUIPMENT IS MERCHANTABLE. YOU AGREE THAT YOU HAVE SELECTED THE SUPPLIER AND EACH ITEM OF EQUIPMENT BASED UPON YOUR OWN JUDGMENT AND DISCLAIM ANY RELIANCE UPON ANY STATEMENTS OR REPRESENTATIONS MADE BY US. WE DO NOT TAKE RESPONSIBILITY FOR THE INSTALLATION OR PERFORMANCE OF THE EQUIPMENT. THE SUPPLIER IS NOT AN AGENT OF OURS AND NOTHING THE SUPPLIER STATES CAN AFFECT YOUR OBLIGATION UNDER THE AGREEMENT. YOU WILL CONTINUE TO MAKE ALL PAYMENTS UNDER THIS AGREEMENT REGARDLESS OF ANY CLAIM OR COMPLAINT AGAINST SUPPLIER,

5.               LOCATION OF EQUIPMENT/INSPECTION: You are the owner of the Equipment and agree to keep the Equipment free and clear of all liens and encumbrances, except for those created or caused to be created by us or our assignees, and use only at your address shown above and you agree not to move it unless we agree to it in writing in advance. We may inspect the Equipment at any time during normal business hours.

6.               LOSS OR DAMAGE: You are responsible for the risk of loss or for any destruction of or damage to the Equipment. No such loss or damage relieves you from the payment obligations under this Agreement. You agree to promptly notify us in writing of any loss or damage and you will then pay to us, in addition to any outstanding payments and other amounts then due, the present value of the total of the remaining payments required to be paid for the full term all discounted at an annual rate of 4%. Any proceeds of insurance will be paid to us and credited against the outstanding balance.

7.               EQUIPMENT PROTECTION AND INSURANCE: During the term of this Agreement, you will procure and maintain at your expense, property insurance for the full replacement value of the Equipment and public liability insurance in an amount acceptable to us covering any personal injury, death, or third-party property damage arising out of or relating to the use or operation of the Equipment. You will provide us evidence of such insurance when requested and will name us as loss payee and as an additional insured. If you do not provide us with such evidence on or before the Equipment delivery date and at least 30 days prior to any renewal date for such insurance, we may at our option either purchase such insurance for the Equipment and add such insurance costs to the amounts due from you under this Agreement, or charge you a monthly administrative fee of $8.75 for our costs in identifying, monitoring, and otherwise administering such deficiency. We reserve the right to increase such monthly charge in the event that our costs for providing such services increase. If we purchase such insurance on your behalf, it shall not relieve you of any obligations which you may have under this Agreement or release you from any claims we may have against you.

8.              INDEMNITY: We are not responsible for any loss or injuries caused by the installation or your ownership, possession or use of the Equipment. You will indemnify and hold harmless us and our shareholders, members, partners, directors, managers, officers, employees, and agents and will reimburse us and them for any loss, liability, claim, damage, diminution of value, or expense, including, but not limited to, defense and investigation costs and attorneys' fees and expenses, whether or not involving a third-party claim, arising from or related to your use of the Equipment or breach of any representation, warranty, covenant, or obligation made by you hereunder or in any other certificate, document, writing, or instrument related to this Agreement.

9.               TAXES AND FEES: You will pay when due, either directly or to us on our demand, any and all taxes, fines, or penalties relating to the use or ownership of the Equipment or to this Agreement, including, but not limited to, sales, use, personal property, and documentary stamp taxes, now or later imposed, levied or assessed by any federal, state, or local government or agency. We may, at our option, pay on your behalf such taxes and other amounts in which event you will immediately reimburse us for such payment upon our demand. You agree to pay us a processing fee of the greater of either $250.00 or .01% of the total of Equipment invoices, which amount shall be paid together with your first payment, to cover our expenses in processing this Agreement and filing documents prescribed by the Uniform Commercial Code or other laws associated with the Equipment

10.            ASSIGNMENT; SUCCESSORS AND ASSIGNS: YOU MAY NOT SELL, TRANSFER, ASSIGN, OR SUBLEASE THE EQUIPMENT OR THIS AGREEMENT. You understand that we, without prior notice, have the right to assign this Agreement to another financing source without your consent. You understand that the assignee will have the same rights and benefits but they do not have to perform any of our obligations. You agree that the rights of assignee will not be subject to any claims, defenses, or setoffs that you may have against us. Subject to the preceding sentences, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, successors, and permitted assigns of the parties.

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 11.            DEFAULT AND REMEDIES: The term "Event of Default" shall mean any one or more of the following: (1) you do not pay your payment or any other amount payable to us by its due date; or (2) you voluntarily or involuntarily commence any action for relief seeking bankruptcy, insolvency, reorganization or relief from debtors; or (3) you seek appointment of receiver, custodian or similar official for your assets or make a general assignment for the benefit of your creditors; or (4) you discontinue normal business operations for a period greater than 10 days; or (5) you breach any other terms or conditions of this Agreement; or (6) any of the Equipment is lost or destroyed; or (7) any guarantor of your obligations under this Agreement dies or defaults in any obligation or liability to us or any guaranty obtained in connected with this transaction is terminated or breached. Upon the occurrence of an Event of Default, you will be deemed to be in default under any other agreement you may have entered into with us or any of our affiliates. If you default, we may require you to do any one or more of the following: (1) immediately pay all amounts then due under this Agreement together with the present value of the remaining unpaid payments due over the balance of the term of this Agreement, discounted at an annual rate of 2%, as determined by us in our sole discretion; (2) promptly return all of the Equipment; and/or (3) allow us to peaceably repossess the Equipment. In the event that you do not meet these requirements should a default occur, we are permitted to use any and all remedies available to us under the Uniform Commercial Code or any other applicable law. If it is necessary for us to take possession of the Equipment, you agree to pay the costs of repossession, storage, and remarketing and you agree to pay us our reasonable attorneys' fees and costs associated with any legal action we undertake in the event of your default. We may sell or lease any repossessed Equipment at a time and location of our choosing provided that we act in good faith and in a commercially reasonable manner. We will give you reasonable notice of the time and place of any public sale of the Equipment or of the time after which any private sale or any other intended disposition of the Equipment is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to your address shown herein at least 10 days prior to the time of the sale or disposition. Additionally, if you default, we may retain any security deposits to insure your performance under this Agreement. At the termination of this Agreement, if you are not in default, any remaining security deposit will be refunded to you without interest.

12.            UCC FILINGS: You authorize us to record a UCC-1 financing statement or similar instrument electronically or otherwise. You appoint us your attorney-in-fact to execute and deliver such instrument, in order to show our interest in the Equipment. You agree to take any other action we request to protect our rights under this Agreement from time to time and that we may report a copy of this Agreement as a financing statement. You will provide any landlord or mortgagee waiver we request to protect our interest in the Equipment. You authorize us to endorse your name to any notes, checks, or other instruments for the payment of money relating to the Equipment (including insurance).

13.            CHOICE OF LAW; WAIVER OF TRIAL BY JURY; JURISDICTION: This Agreement is governed by, enforced in and interpreted according to the laws of the State of Ohio. You consent to exclusive jurisdiction and venue in the State or Federal courts of Hamilton County, Ohio or, if applicable, the Southern District of Ohio. You expressly waive the right to trial by jury.

14.            TITLING AND REGISTRATION: We are lien holder on the Equipment and should it be a titled vehicle, you guarantee that the physical titling will be accomplished in a timely manner naming us as sole lien holder. You also agree to provide us the original title documentation. This will be provided within 15 days of when you receive it from the titling authority. If you should fail to do so, you will be in default of the Agreement. You further agree to pay a month to month unobtained titling fee if we have not received the correct transferred title in our office. THE FIRST LIEN HOLDER ON THE APPLICATION FOR TITLE MUST INCLUDE: SUMMIT FUNDING GROUP, INC., 4680 PARKWAY DRIVE, SUITE 300, MASON, OHIO 45040.

All registration, titling, plate, permit and license costs necessary for use in your business are your sole responsibility. You further grant us limited power of attorney to sign off on any title documentation in case of repossession or termination.

15.            END OF CONTRACT: Provided the Agreement has not terminated early, and no Event of Default under the Agreement has occurred and is continuing, we will execute, at your expense, such documents as are reasonably required to release our lien and security interest in the Equipment.

16.            FAXED AND COPIED DOCUMENTS: A facsimile copy of the Agreement with facsimile signatures may be treated as an original and will be admissible as evidence of the Agreement between the parties. Notwithstanding any other provision herein, you will deliver to us your originally signed counterpart of this Agreement no later than one day after your execution hereof.

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